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                                                                  Exhibit 12.1
                          CASELLA WASTE SYSTEMS, INC.
         STATEMENT OF COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                         (IN THOUSANDS, EXCEPT RATIOS)

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
                                                                                                                 SIX MONTHS
                                                                       YEAR ENDED APRIL 30,                    ENDED OCTOBER 31
                                                       ----------------------------------------------------   -------------------
                                                         1998       1999       2000       2001       2002       2001       2002
                                                       --------   --------   --------   --------   --------   --------   --------
FIXED CHARGE COVERAGE RATIO:

Income (loss) from continuing operations before
  income taxes, discontinued operations,
  extraordinary item and cumulative effect of
  change in accounting principle.....................  $ 5,690    $13,665    $21,805    $(94,972)  $17,714    $13,840    $12,862
Undistributed earnings and minority interests........       --         --        502       1,026      (154)       (31)      (152)
Gain / loss in equity method investees...............       --         --      1,062      26,256    (1,899)       508     (1,751)
Distributed income of equity method investees........       --         --         --          --       500         --         --
Fixed charges........................................    7,749      6,171     17,547      41,961    31,888     16,998     14,360
Less: interest capitalized...........................     (138)      (530)      (640)       (373)     (437)      (158)      (273)
                                                       -------    -------    -------    --------   -------    -------    -------
Earnings.............................................  $13,301    $19,306    $40,276    $(26,102)  $47,612    $31,157    $25,046
                                                       -------    -------    -------    --------   -------    -------    -------
Interest expense (includes amortization of deferred
  financing charges).................................  $ 7,611    $ 5,641    $16,907    $ 41,588   $31,451    $16,840    $14,087
Interest capitalized.................................      138        530        640         373       437        158        273
                                                       -------    -------    -------    --------   -------    -------    -------
Fixed charges........................................  $ 7,749    $ 6,171    $17,547    $ 41,961   $31,888    $16,998    $14,360
                                                       -------    -------    -------    --------   -------    -------    -------
Ratio of earnings to fixed charges...................     1.72       3.13       2.30          --      1.49       1.83       1.74
                                                       -------    -------    -------    --------   -------    -------    -------
PROFORMA FIXED CHARGE COVERAGE RATIO:

Proforma income (loss) from continuing operations
  before income taxes, discontinued operations,
  extraordinary item and cumulative effect of change
  in accounting principle............................                                              $24,748               $14,808
Undistributed earnings and minority interests........                                                 (154)                 (152)
Gain / loss in equity method investees...............                                               (1,899)               (1,751)
Distributed income of equity method investees........                                                  500                    --
Proforma fixed charges...............................                                               24,854                12,414
Less: interest capitalized...........................                                                 (437)                 (273)
                                                                                                   -------               -------
Proforma earnings....................................                                              $47,612               $25,046
                                                                                                   -------               -------
Proforma interest expense (includes amortization of
  deferred financing charges)........................                                              $24,417               $12,141
Interest capitalized.................................                                                  437                   273
                                                                                                   -------               -------
Proforma fixed charges...............................                                              $24,854               $12,414
                                                                                                   -------               -------
Ratio of proforma earnings to proforma fixed
  charges............................................                                                 1.92                  2.02
                                                                                                   -------               -------
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